UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 4, 2015

Date of Report (Date of earliest event reported)

HOSPIRA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-31946	20-0504497
(Commission File Number)	(IRS Employer Identification No.)

275 N. Field Drive

Lake Forest, Illinois 60045

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (224) 212-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On February 5, 2015, Hospira, Inc., a Delaware corporation (“Hospira”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Pfizer Inc., a Delaware corporation (“Pfizer”), and Perkins Holding Company, a Delaware corporation and a wholly owned subsidiary of Pfizer (“Merger Sub”). The Merger Agreement provides that at the effective time of the Merger (the “Effective Time”), Merger Sub will merge with and into Hospira (the “Merger”), with Hospira surviving as a wholly owned subsidiary of Pfizer, subject to the terms and conditions set forth in the Merger Agreement.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, at the Effective Time, each share of Hospira common stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time will be converted into the right to receive $90.00 in cash (“Per Share Merger Consideration”), without interest thereon (other than any shares of Hospira common stock owned by Hospira as treasury stock, any shares owned by Pfizer or its subsidiaries (including Merger Sub), and dissenting shares, if any, which will not be so converted).

Each Hospira stock option, restricted stock unit, performance share award, performance restricted stock unit and share of restricted stock, whether vested or unvested, that is outstanding immediately prior to the Effective Time will be cancelled and converted into the right to receive the Per Share Merger Consideration (in the case of performance share awards and performance restricted stock units, the number of shares of common stock subject to such award will be determined assuming target performance has been met) or, in the case of stock options, the excess, if any, of the Per Share Merger Consideration over the exercise price of such stock option.

Consummation of the Merger is subject to customary conditions, including, among other things, (i) approval of the holders of a majority of the outstanding shares of Hospira common stock entitled to vote on the Merger, (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as well as the expiration or termination of the applicable waiting periods under the antitrust laws of several other jurisdictions, including the EU, and (iii) the absence of a material adverse effect on Hospira, as defined in the Merger Agreement.

The Merger Agreement contains customary representations and warranties. Hospira has agreed to various covenants and agreements in the Merger Agreement, including, among other things (i) to conduct its business in the ordinary course of business during the period between the execution of the Merger Agreement and the closing of the Merger and (ii) not to solicit alternative transactions to the Merger. Pfizer has agreed to various covenants and agreements in the Merger Agreement, including, among other things, to take actions that may be required in order to obtain antitrust approval of the Merger.

The Merger Agreement contains specified termination rights for Pfizer and Hospira, including a mutual termination right in the event that the Merger is not consummated by December 31, 2015, subject to extension to June 30, 2016 under certain circumstances (the “Termination Date”). Hospira must pay Pfizer a $500 million termination fee (the “Termination Fee”) in the event the Merger Agreement is terminated by Pfizer following (1) a change of recommendation for the Merger by Hospira’s Board of Directors (the “Board”), (2) the Board’s failure to publically reaffirm its recommendation within ten business days of a request from Pfizer for reaffirmation following Hospira’s receipt of an acquisition proposal that is publicly announced or publicly known or (3) Hospira’s violation of certain non-solicitation obligations, in each case, as set forth in the Merger Agreement.  Hospira also must pay Pfizer the Termination Fee if Hospira terminates the Merger Agreement to enter into a definitive agreement with a third party with respect to a superior proposal (as defined in the Merger Agreement), as set forth in the Merger Agreement. Under certain additional circumstances described in the Merger Agreement, Hospira must also pay Pfizer the Termination Fee if the Merger Agreement is terminated in certain specified circumstances while an acquisition proposal has been publicly made or communicated to the Board and not withdrawn and, within twelve (12) months following such termination, Hospira enters into a definitive agreement with respect to a business combination transaction of the type described in the relevant provisions of the Merger Agreement, or such a transaction is consummated. The Merger Agreement further provides that, upon termination of the Merger Agreement under specified circumstances, Hospira will be required to pay to Pfizer $20 million for expenses incurred or paid by or on behalf of Pfizer (with such expenses paid credited to any Termination Fee subsequently paid by Hospira).

The summary of the terms of the Merger Agreement is intended to provide information about the terms of the Merger and the other transactions contemplated by the Merger Agreement. The terms and information in the Merger Agreement should not be relied on as disclosures about Hospira or Pfizer. The terms of the Merger Agreement (such as the representations and warranties) govern the contractual rights and relationships, and allocate risks, between the parties in relation to the Merger, rather than establishing matters as facts. In particular, the representations and warranties made by the parties to each other in the Merger Agreement have been negotiated between the parties with the principal purpose of setting forth their respective rights with respect to their obligation to consummate the Merger should events or circumstances change or be different from those stated in the representations and warranties. Many of those representations and warranties are subject to exceptions only disclosed between the parties and may be subject to a contractual standard of materiality different from what might be viewed as material to investors. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Hospira’s or Pfizer’s public disclosures. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts of Hospira, Pfizer or any of their respective subsidiaries or affiliates.

The foregoing summary of the Merger Agreement is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2015, the Board approved an amendment to the existing Agreements Regarding Change in Control between the Company and each of its executive officers, including its Chief Executive Officer, its Chief Financial Officer and the remaining executive officers named in the Summary Compensation Table of its most recent proxy statement.  The amendment (i) extends the term of the agreements to December 31, 2016 or, if a Change in Control (as defined in the agreements) occurs prior to that date, until the second anniversary of that Change in Control, and (ii) adds an excise tax gross-up provision with respect to taxes that may be incurred under Internal Revenue Code Sections 280G and 4999 that would become effective in connection with the effectiveness of the Merger described under Item 1.01 of this Current Report.  We expect that the transactions described in the Merger Agreement will result in a Change in Control under the amended agreements.

A copy of the form of the amendment is filed as Exhibit 10.1 to this Current Report, and reference is made to that exhibit for the complete text of the amendment.

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 4, 2015, the Board amended the indemnification provisions in Section 42 of the Company’s Amended and Restated Bylaws to make mandatory the advancement of fees to officers in cases where those officers face legal and related proceedings.

A complete copy of the Amended and Restated Bylaws reflecting the amendment is filed as Exhibit 3.1 to this Current Report, and reference is made to that exhibit for the complete text of Section 42 as amended.

Item 9.01                                           Financial Statements and Exhibits

The following exhibits are filed with this Current Report:

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated February 5, 2015, among Pfizer Inc., Perkins Holding Company and Hospira, Inc.*

3.1	Amended and Restated Bylaws of Hospira, Inc., as amended as of February 4, 2015

10.1	Form of Amendment to Agreement Regarding Change in Control

*                                         The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally a copy of any omitted schedules to the Securities and Exchange Commission upon request.

* * *

Private Securities Litigation Reform Act of 1995 —

A Caution Concerning Forward-Looking Statements

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such

forward-looking statements only speak as of the date of this report and the company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy and statements regarding the contemplated merger with Pfizer Inc. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see the risk factors set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended December 31, 2013 and quarterly reports on Form 10-Q for fiscal 2014.  Additional factors may include the effect of the announcement of the merger and related transactions on Hospira’s business relationships, operating results and business generally; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with Pfizer Inc., and the risk that the merger agreement with Pfizer Inc. may be terminated in circumstances that require Hospira to pay a termination fee to Pfizer Inc.; the outcome of any legal proceedings that may be instituted against Hospira related to the merger agreement with Pfizer Inc.; and the failure to satisfy conditions to completion of the merger with Pfizer Inc., including the receipt of all required regulatory approvals related to the merger with Pfizer Inc. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Hospira.  In connection with the proposed merger, Hospira intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A.  Following the filing of the definitive proxy statement with the SEC, Hospira will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed merger. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE MERGER THAT HOSPIRA WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HOSPIRA AND THE PROPOSED MERGER. The preliminary proxy statement, the definitive proxy statement and other relevant materials in connection with the proposed merger (when they become available), and any other documents filed by Hospira with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC through the Investor Relations section of Hospira’s website, www.hospirainvestor.com, or by sending a request to: Investor Relations, Hospira, Inc., 275 North Field Drive, Dept. NLEG, Bldg. H1, Lake Forest, Illinois 60045.

Hospira and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Hospira’s stockholders with respect to the proposed merger. Information about Hospira’s directors and executive officers and their ownership of Hospira’s common stock is set forth in Hospira’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the SEC on February 12, 2014 and Hospira’s proxy statement for its 2014 Annual Meeting of Shareholders, which was filed with the SEC on March 21, 2014. Information regarding the identity of the potential participants, and their direct or indirect interests in the merger, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed merger.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPIRA, INC.

/s/ Royce Bedward
By:	Royce Bedward
Its:	Senior Vice President, General Counsel and Secretary

Dated: February 9, 2015

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated February 5, 2015, among Pfizer Inc., Perkins Holding Company and Hospira, Inc.*

3.1	Amended and Restated Bylaws of Hospira, Inc., as amended as of February 4, 2015

10.1	Form of Amendment to Agreement Regarding Change in Control

*                                         The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally a copy of any omitted schedules to the Securities and Exchange Commission upon request.